                      POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that the undersigned,
Michael K. Hughey does hereby constitute and appoint
Arlie R. Nogay,Richard M. Pearlman and Bart R. Schwartz and
each of them his trueand lawful attorneys-in-fact for and in his name, place and stead to:
        1.  Sign and file with the Securities and Exchange
Commission,the New York Stock Exchange, Inc. and The Bank of
New York Mellon Corporation pursuant to Section 16(a) of the
Securities Exchange Actof 1934 such statements regarding the undersigned's beneficial ownershipof securities of The Bank of
New York Mellon Corporation as required bylaw; and
        2.  Sign and file with the Securities and Exchange
Commission, the New York Stock Exchange, Inc. and The Bank of
New York Mellon Corporationone or more Notices of Proposed Sale of Securities on Form 144 relating tothe sale of shares of stock of The Bank of New York Mellon Corporationowned by the undersigned.
        Said attorneys-in-fact and each of them shall have full
power and authority to do and perform each and every act necessary to be done inconnection with any of the above as fully as the undersigned might or coulddo in person, the undersigned hereby ratifying and confirming all that saidattorneys-in-fact and each of them may lawfully do or cause to be done byvirtue hereof.  This
Power of Attorney shall expire on July 1, 2012.
 IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 1st day of July, 2007.

                                          /s/ Michael K. Hughey
                                       ---------------------------
                                            Michael K. Hughey